UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2011

IKANOS COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-51532

DELAWARE	73-1721486
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

47669 Fremont Boulevard, Fremont, CA 94538

(Address of principal executive offices, including zip code)

(510) 979-0400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

At the annual meeting of stockholders of Ikanos Communications, Inc. (the “Company”) held on June 7, 2011, the Company’s stockholders approved the proposals below. The proposals are described in detail in the Company’s Proxy Statement on Schedule 14A, as filed with the U.S. Securities and Exchange Commission on April 26, 2011.

1. Election of each below nominee for Class III director for a term of three years and until his successor is duly elected and qualified. The results of the voting were as follows:

John H. Quigley

For: 45,334,704    Withheld: 998,587    Broker Non-Votes: 17,764,810

R. Douglas Norby

For: 45,424,778    Withheld: 908,513    Broker Non-Votes: 17,764,810

Diosdado Banatao

Tallwood III Partners, L.P. is the only stockholder eligible to vote for Mr. Banatao and Tallwood III Partners, L.P. has voted for the re-election of Mr. Banatao as a Class III director.

2. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 1, 2012. The results of the voting were as follows:

For: 62,646,806    Against: 245,142    Abstain: 1,206,153

3. Approval of the Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock from 99,000,000 to 150,000,000. The results of the voting were as follows:

For: 58,361,719    Against: 5,697,989    Abstain: 38,393

4. Approval of the amendment to the Company’s Amended and Restated 2004 Equity Incentive Plan (“Plan”) to increase the number of shares of the Company’s common stock reserved for issuance under the Plan by 4,000,000 shares. The results of the voting were as follows:

For: 34,527,668    Against: 11,787,253    Abstain: 18,370    Broker Non-Votes: 17,764,810

5. Advisory vote on the Company’s executive compensation. The results of the voting were as follows:

For: 46,128,078    Against: 173,247    Abstain: 31,966    Broker Non-Votes: 17,764,810

6. Advisory vote on the frequency of holding an advisory vote on the Company’s executive compensation. The results of the voting were as follows:

1 year: 14,592,891    2 Years: 105,505    3 years: 31,619,544    Abstain: 15,351

Broker Non-Votes: 17,764,810

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IKANOS COMMUNICATIONS, INC.

Date: June 10, 2011	By:	/s/ Dennis Bencala
Dennis Bencala Chief Financial Officer and Vice President of Finance